                                                                    Exhibit 10.4


                           FIFTH AMENDMENT AGREEMENT

     THIS FIFTH AMENDMENT AGREEMENT ("Agreement") made as of the _____ day of August, 2000 by and between STAR STRUCK, INC., a Connecticut corporation with its chief executive office and principal place of business at 8 Francis J. Clarke Circle, Bethel, Connecticut 06801-0308 (the "Borrower"), KENNETH KARLAN and KEITH SESSLER, individuals with a place of business at 8 Francis J. Clarke Circle, Bethel, Connecticut 06801-0308 (the "Individual Guarantors"), STAR STRUCK, LTD., with a place of business at 8 Francis J. Clarke Circle, Bethel, Connecticut 06801-0308 (the "Original Subordinating Creditor" and collectively with the Individual Guarantors, the "Guarantors"), and PEOPLE'S BANK, a Connecticut banking association with an office at 850 Main Street, Bridgeport, Connecticut 06604-4913 (the "Lender").

                                  WITNESSETH:

     WHEREAS, Borrower and Lender have entered into a certain Loan Agreement dated as of October 29, 1998 as amended from time to time (collectively, the "Loan Agreement"); and

     WHEREAS, Borrower and Lender desire to amend the Loan Agreement in order to increase the Revolving Loan (the "Loan") from $2,000,000.00 to $3,000,000.00, increase the inventory sublimit contained within the definition of "Borrowing Base" in Section 1.1 from $1,000,000 to $1,500,000.00, amend the personal guarantees of Kenneth Karlan and Keith Sessler so as to be limited to fraud, and decrease the interest rate on the Loan from Prime Rate plus one percent (1%) to Prime Rate plus three quarters of one percent (.75%) upon Kenneth Karlan, Marilyn Karlan and Peter Nisselson making a subordinated loan to the Company in the amount of $1,000,000.00.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, Borrower and Lender hereby agree as follows:

     1.   Definitions.  Capitalized terms used herein but not defined shall have
          -----------
the meanings given to them in the Loan Agreement.

     2.   Amendment to Section 1.1 of the Loan Agreement.  Section 1.1 of the
          ----------------------------------------------
Loan Agreement is hereby amended as follows:

          (a) The definition of "Borrowing Base" is hereby deleted in its entirety and the following is inserted in lieu thereof:

     "Borrowing Base" means, at the relevant time of reference, the amount which is equal to (i) 80% of Eligible Accounts Receivable, plus (ii) the lesser of (a) 40% of Eligible Inventory or (b) $1,500,000.00, provided that Lender may, at any time and from time to time in its discretion, adjust the advance rates set forth within this definition of "Borrowing Base."

          (b) The definition of "Commitment" is hereby deleted in its entirety and the following is inserted in lieu thereof:
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     "Commitment" means Lender's commitment to make Revolving Advances to
Borrower pursuant to Section 2.1 of this Agreement in an outstanding aggregate principal amount not to exceed at any time $3,000,000.00.

          (c) The following new definitions are hereby inserted in their appropriate alphabetical location:

     "Fourth Amendment Effective Date" shall mean the date on which all conditions precedent to the effectiveness of this Agreement have been satisfied (or waived by the Lender).

     "2000 Subordinating Creditors" shall mean Kenneth Karlan, Marilyn Karlan and Peter Nisselson.

     "2000 Subordinated Loan" shall mean the subordinated loan to Borrower from the Subordinating Creditors in the aggregate principal amount of $1,000,000.00 and as more fully described in the 2000 Subordinated Loan Documents.

     "2000 Subordinated Loan Documents" shall mean the documents evidencing and/or securing the Subordinated Debt, including (i) certain Promissory Notes dated August __, 2000 from Borrower in favor of each 2000 Subordinating Creditor and (ii) such other documents as may from time to time evidence, secure, guarantee or otherwise be executed in connection with the 2000 Subordinated Loan.

     3.   Amendment to Section 2.1 of the Loan Agreement.  Section 2.1(c) of the
          -----------------------------------------------
Loan Agreement is hereby amended by deleting reference to "$2,000,000" and substituting in lieu thereof the term "$3,000,00.00."

     4.   Amendment to Section 2.3(a) of the Loan Agreement.  Section 2.3(a) of
          --------------------------------------------------
the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          (a) Commencing with the first such date following the date of this Agreement, Borrower promises to pay interest to Lender on the outstanding and unpaid principal balance of the Revolving Advances at a rate per annum equal to the Prime Rate plus one percent (1%), monthly in arrears on the first day of each calendar month and on the Maturity Date, provided that effective as of the first such date following the date on which the Subordinated Loan has been made to the Company in a form satisfactory to the Lender, such rate shall decrease to a rate per annum equal to the Prime Rate plus three quarters of one percent (.75%), payable monthly in arrears on the first day of each calendar month and on the Maturity Date.

     5.   Amendment to Section 6.15 of the Loan Agreement.  Section 6.15 of the
          ------------------------------------------------
Loan Agreement is hereby deleted in its entirety and replaced with the following:

     Section 6.15  Fixed Asset Expenditures.  Incur expenditures with internally
                   ------------------------
generated funds with respect to fixed assets in any fiscal year in an amount in excess of $100,000.00 during

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such fiscal year.

     6.   Amendment to Section 7.4 of the Loan Agreement.  Section 7.4 of the
          ----------------------------------------------
Loan Agreement is hereby deleted in its entirety and replaced with the following:

     Section 7.4  Debt Service Coverage Ratio.  Maintain on a rolling four
                  ---------------------------
quarter basis as of the end of each fiscal quarter of the Borrower a ratio of
(i) Net Profit plus (or minus) extraordinary income (or expense) plus non-cash expense minus internally funded capital expenditures plus interest to (ii) Current Maturities of Long Term Debt plus Interest Expense of 1.2:1.0.

     7.   Amendment to Section 7.5 of the Loan Agreement.  Section 7.5 of the
          ----------------------------------------------
Loan Agreement is hereby amended as follows:

     (a) Section 7.5(c) is hereby deleted in its entirety and replaced with the following:

          (a) "Net Profit" means, for any period, the net profit or loss of the Borrower as determined in accordance with GAAP.

     8.   Amendment to Guarantee of Keith Sessler.  The Guarantee of Keith
          ---------------------------------------
Sessler is hereby amended to add the following sentence at the end of the first paragraph thereof:

     Notwithstanding anything in this Guaranty to the contrary, Lender agrees that it shall only be entitled to exercise remedies against or otherwise pursue Guarantor hereunder in the event that Guarantor commits or engages in any act or omission which constitutes fraud or causes Borrower to commit or engage in any act or omission which constitutes fraud.

     9.   Amendment to Revolving Credit Note.  The Revolving Credit Note is
          ----------------------------------
hereby amended by deleting, wherever they appear, the words "$2,000,000.00" and "TWO MILLION" and inserting in place thereof the words "$3,000,000.00" and "THREE MILLION".

     10.  Modification of Loan Documents.  The Loan Documents are hereby amended
          ------------------------------
in such a manner as to be consistent with all amendments made hereby and contained herein. Without limiting the generality of the foregoing, all references in any Loan Document to "$2,000,000.00" shall be deemed to be amended to refer to "$3,000,000.00".

     11.  Conditions to Effectiveness.  This Agreement shall be effective upon
          ---------------------------
the receipt by Lender of (i) this Agreement duly executed and delivered by Lender and Borrower and (ii) an amendment fee in the amount of $250.00.

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

     12.  Costs.  All costs incurred by Lender in connection with the Agreement,
          -----
including, but not limited to, the reasonable fees of Lender's counsel shall be paid by Borrower.

     13.  Miscellaneous.
          -------------

               i. Every other term, condition, representation and agreement contained in the Loan Agreement, the Note and the Loan Documents shall continue in full force and effect in all respects except only as specifically modified herein and, as so modified, are hereby restated, ratified and confirmed.
Nothing herein shall be construed to be a waiver of any requirements of the Loan Agreement, the Note or the Loan Documents. Guarantors hereby ratify and confirm their respective obligations under the Guarantees with respect to the Loan and the Loan Agreement, the Note and the Loan Documents as amended hereby. The Original Subordinating Creditor hereby ratifies and confirms its obligations under the Subordination Agreement with respect to the Loan and the Loan Agreement, the Note and the Loan Documents as amended hereby.

               ii. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, heirs, administrators, executors, successors and assigns.

               iii. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

               iv. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   BORROWER:

                                   STAR STRUCK, INC.


                                   By:______________________________________
                                         Kenneth Karlan
                                         Its President
                                         Duly Authorized

                      [Signatures continue on next page]

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

                                   GUARANTORS:

                                   STAR STRUCK, LTD.



                                   By:____________________________________
                                         Kenneth Karlan
                                         Its President
                                         Duly Authorized



                                   _______________________________________
                                         Kenneth Karlan



                                   _______________________________________
                                         Keith Sessler


                                   ORIGINAL SUBORDINATING CREDITOR:

                                   STAR STRUCK, LTD.


                                   By:____________________________________
                                         Kenneth Karlan
                                         Its President
                                         Duly Authorized


                                   LENDER:
                                   PEOPLE'S BANK


                                   By:____________________________________

                                         Its:
                                         Duly Authorized

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